Exhibit 4.5
                                                                  EXECUTION COPY





                         SALE AND CONTRIBUTION AGREEMENT



                                      AMONG



                                MFN FUNDING LLC,
                                  AS PURCHASER,



                          MERCURY FINANCE COMPANY LLC,
                                   AS SELLER,



                                       AND



                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                               AS COLLATERAL AGENT



                                   DATED AS OF
                                  MARCH 1, 2001

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ARTICLE I
         DEFINITIONS
         SECTION 1.1...................................................General 1
         SECTION 1.2............................................Specific Terms 1
         SECTION 1.3............................................Usage of Terms 2
         SECTION 1.4...............................................No Recourse 3
ARTICLE II
         CONVEYANCE OF THE RECEIVABLES
         SECTION 2.1...................Conveyance of the Receivables and the
                   ................................... Other Conveyed Property 3
         SECTION 2.2.........................Purchase/Contribution Allocations 4
         SECTION 2.3......................Frequency of Contributions and Sales 4
ARTICLE III
         REPRESENTATIONS AND WARRANTIES
         SECTION 3.1.....................Representations and Warranties of MFC 4
ARTICLE IV
         COVENANTS OF THE SELLER
         SECTION 4.1............................................Liens in Force 8
         SECTION 4.2.............................................No Impairment 8
         SECTION 4.3.............................................No Amendments 8
         SECTION 4.4.....................................Restrictions on Liens 8
         SECTION 4.5................................Preservation of Collateral 8
         SECTION 4.6.................................Preservation of Existence 8
         SECTION 4.7........................................Separate Existence 9
         SECTION 4.8.................................................Documents 9
         SECTION 4.9...........Sales, Liens, Etc. Against Membership Interests 9
ARTICLE V
         REPURCHASES
         SECTION 5.1.......................Repurchase Upon Breach of Warranty 10
         SECTION 5.2....................Reassignment of Purchased Receivables 10
         SECTION 5.3..................................................Waivers 10
ARTICLE VI
         CONDITIONS PRECEDENT
         SECTION 6.1........................Conditions Precedent to each Sale 11
ARTICLE VII
         MISCELLANEOUS
         SECTION 7.1......................................Liability of Seller 11
         SECTION 7.2....................Merger or Consolidation of the Seller 11
         SECTION 7.3.........Limitation on Liability of the Seller and Others 12
         SECTION 7.4................................................Amendment 12
         SECTION 7.5..................................................Notices 12
         SECTION 7.6...................................Merger and Integration 12
         SECTION 7.7...............................Severability of Provisions 12
         SECTION 7.8.................................Intention of the Parties 12
         SECTION 7.9............................................Governing Law 13
         SECTION 7.10............................................Counterparts 13

         SECTION 7.11........Conveyance of the Receivables and the Other
                    ................Conveyed Property to the Collateral Agent 13
         SECTION 7.12....................................Nonpetition Covenant 13
EXHIBITS
         Exhibit A........................................Form of Supplement

                         SALE AND CONTRIBUTION AGREEMENT
                         -------------------------------


                  THIS SALE AND CONTRIBUTION AGREEMENT, dated as of March 1, 2001, executed among MFN Funding LLC ("MFN Funding"), a Delaware limited liability company, as purchaser ("Purchaser"), Wells Fargo Bank Minnesota, National Association, as collateral agent (the "Collateral Agent") and Mercury Finance Company LLC, a Delaware limited liability company ("MFC"), as seller (the "Seller").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, Purchaser has agreed to purchase from time to time from the Seller, and the Seller, pursuant to this Agreement, has agreed to transfer from time to time to the Purchaser the Receivables and Other Conveyed Property.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, Purchaser and the Seller, intending to be legally bound, hereby agree as follows:



                                   DEFINITIONS

         General. The specific terms defined in this Article include the plural as well as the singular. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Security Agreement (as defined herein) or the Receivables Financing Agreement (as defined herein).

         Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "Agreement" shall mean this Sale and Contribution Agreement and all amendments hereof.

                  "Collateral Agent" means Wells Fargo, as collateral agent and any successor collateral agent appointed and acting pursuant to the Security Agreement.

                  "Custodian Agreement" means the Custodian Agreement, dated as of the date hereof, by and between Deutsche Bank, as Agent and Wells Fargo, as Custodian and as Collateral Agent.

                  "Deutsche Bank" means Deutsche Bank AG, New York Branch.

                  "Initial Cutoff Date" means March 17, 2001.

                  "Initial Sale and Contribution Date" means March 23, 2001.

                  "Other Conveyed Property" means all property conveyed by the Seller to the Purchaser pursuant to this Agreement other than the Receivables.

                  "Receivables Financing Agreement" means the Receivables Financing Agreement, dated as of March 1, 2001, by and among the Purchaser, as Borrower, MFN, in its individual capacity and as Performance Guarantor, MFC, as Servicer, the Lenders party thereto, Deutsche Bank, as Agent and Wells Fargo, as Backup Servicer, Custodian and Collateral Agent.

                  "Relevant Cutoff Date" means (a) the Initial Cutoff Date, with respect to Receivables in existence on the Initial Cutoff Date and (b) the date set forth in the applicable Supplement with respect to each subsequent Transfer Date.

                  "Repurchase Event" means the occurrence of a breach of Seller's representations and warranties set forth in Section 3.1 at a Transfer Date to the extent such breach materially and adversely affects the value of any Receivable transferred at such Transfer Date or the interest of the Purchaser or its assigns therein and, in any event, a breach of Seller's representations and warranties set forth in Section 3.1(a),(e),(h),(i),(j) or (p) or the breach of any Seller covenants set forth in Sections 4.1, 4.2, 4.3, 4.4 or 4.8 which requires the repurchase of a Receivable by MFC hereunder or under the Receivables Financing Agreement.

                  "Schedule" means the lists of Receivables contributed and/or sold and transferred pursuant to this Agreement and attached to a Supplement.

                  "Security Agreement" means the Security and Collateral Agent Agreement, dated as of the date hereof, by and among the Purchaser, as Borrower, MFC, as Servicer, Deutsche Bank, as Agent and Wells Fargo, as Collateral Agent.

                  "Supplement" means an agreement by and between the Seller and the Purchaser pursuant to which the Purchaser will acquire Receivables substantially in the form of Exhibit A hereto.

                  "Transfer Date" means (a) the date of this Agreement, with respect to Receivables in existence on the Initial Cutoff Date and (b) the date set forth in the applicable Supplement with respect to any contribution and/or sale by the Seller to the Purchaser of Receivables created after the Initial Cutoff Date.

                  "Wells Fargo" means Wells Fargo Bank Minnesota, National Association.

         Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, the Custodian Agreement, the Security Agreement or the Receivables Financing Agreement; references to Persons include their



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

permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         No Recourse. Without limiting the obligations of the Seller hereunder and except to the extent otherwise provided in the Transaction Documents, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of the Seller, or of any predecessor or successor of the Seller.



                          CONVEYANCE OF THE RECEIVABLES

                         AND THE OTHER CONVEYED PROPERTY

         Conveyance of the Receivables and the Other Conveyed Property. By execution of this Agreement and subject to the terms and conditions of this Agreement, the Seller shall sell and/or contribute, transfer or assign to the Purchaser (collectively, the "Conveyance") without recourse (but without limitation of its obligations in this Agreement and the other Transaction Documents), and the Purchaser shall purchase or acquire as a contribution, all right, title and interest of the Seller in and to:

                  (a) on the Initial Sale and Contribution Date, each and every Receivable in existence on the Initial Cutoff Date and all monies paid or payable thereon or in respect thereof on or after the Initial Cutoff Date and
(b) on each subsequent Transfer Date, each and every Receivable created after the prior Relevant Cutoff Date and in existence on the Relevant Cutoff Date as set forth in the Supplement and Schedule delivered by the Seller and all monies paid or payable thereon or in respect thereof on or after the Relevant Cutoff Date;

                  on each Transfer Date, the security interests in the related Financed Vehicles granted by Obligors pursuant to such Receivables and any other interest of the Seller in such Financed Vehicles transferred on such Transfer Date;

                  on each Transfer Date, all proceeds and the rights to receive proceeds with respect to the Receivables transferred on such Transfer Date from claims on any physical damage, credit life or disability insurance policies or Collateral Insurance (if any), covering Financed Vehicles or Obligors;

                  on each Transfer Date, all rights under any service contracts on the Financed Vehicles related to the Receivables transferred on such Transfer Date;

                  on each Transfer Date, all rights of the Seller (x) against Dealers pursuant to Dealer Agreement or Dealer Assignments, (y) against third party lenders pursuant to the related purchase agreements with the Seller with respect to any Receivable and (z) in, to and under the Contribution Agreement, in each case related to the Receivables transferred on such Transfer Date;


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

                  the Receivables Files related to the Receivables transferred on such Transfer Date; and

                  all proceeds of any or all of the foregoing.

         Purchase/Contribution Allocations. In exchange for such sale and contribution, the Seller will be credited with an increase in its capital account and shall receive cash proceeds in amounts set forth on the Supplement and Schedule. The parties hereto intend that the allocation between the purchase price of the assets being purchased hereunder and the capital contribution shall be such that any Receivables that are not purchased by the Borrower for a cash purchase price equal to the face amount of net Receivables (which, after giving effect to the maximum liability of the Seller under the Seller Guaranty, approximates fair value) and paid on the date of any Advance under the Receivables Financing Agreement shall be contributed to the Purchaser and Seller's capital account shall be increased in an amount equal to the face amount of such Receivables contributed (which, after giving effect to the maximum liability of the Seller under the Seller Guaranty, approximates fair value) .

         Frequency of Contributions and Sales. Seller shall contribute and sell all Receivables owed and acquired by it to the Purchaser on a Transfer Date selected by the Seller but not less frequently than once during each Collection Period.



                         REPRESENTATIONS AND WARRANTIES

         Representations and Warranties of MFC. MFC makes the following representations and warranties as of the date hereof and as of each Transfer Date, as the case may be, on which Purchaser relies in purchasing the Receivables and the Other Conveyed Property. Such representations are made as of the execution and delivery of this Agreement and as of each Transfer Date, but shall survive (i) the sale and/or contribution, transfer and assignment of the Receivables and the Other Conveyed Property hereunder, and (ii) the pledge and assignment thereof by Purchaser to the Collateral Agent under the Security Agreement and the Receivables Financing Agreement. MFC and Purchaser agree that Purchaser will assign to Collateral Agent all Purchaser's rights under this Agreement and that the Collateral Agent will thereafter be entitled to enforce this Agreement against MFC in the Collateral Agent's own name on behalf of the Secured Parties.

                  Receivables. Upon each Transfer Date, the Purchaser (i) will acquire each Receivable and the Other Conveyed Property free and clear of any Adverse Claim and (ii) will purchase each purchased Receivable at its respective face amount (which, after giving effect to the maximum liability of the Seller under the Seller Guaranty, approximates fair value) and receive a contribution of each contributed Receivable at its respective face amount (which, after giving effect to the maximum liability of the Seller under the Seller Guaranty, approximates fair value) in each case, as contemplated by Section 2.2.


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                  Organization and Good Standing. MFC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property to be transferred to Purchaser and to enter into and perform its obligations under this Agreement.

                  Due Qualification. MFC is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where failure to be so qualified or in good standing would not have a material adverse effect on such Seller's business, properties or operations, and would not have a material adverse effect on the transactions contemplated hereunder.

                  Power and Authority. MFC has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; MFC has full power and authority to sell or contribute and assign the Receivables and the Other Conveyed Property to be sold or contributed and assigned to and deposited with Purchaser hereunder and has duly authorized such sale or contribution, transfer and assignment to Purchaser by all necessary limited liability company action; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by MFC by all necessary limited liability company action.

                  Valid Sale; Binding Obligations. This Agreement and MFC's Transaction Documents have been duly executed and delivered, shall effect a valid sale or contribution, transfer and assignment of the Receivables and the Other Conveyed Property to the Purchaser, enforceable against MFC and creditors of and purchasers from MFC; and this Agreement and MFC Transaction Documents constitute legal, valid and binding obligations of MFC enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, and the fulfilment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the limited liability company agreement of MFC, or any indenture, agreement, mortgage, deed of trust or other instrument to which MFC is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Security Agreement and the Receivables Financing Agreement, or violate any law, order, rule or regulation applicable to MFC of any


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

         Official Body having jurisdiction over MFC or any of its properties or in any way adversely affect MFC's ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

                  No Proceedings. There are no proceedings or investigations pending against or, to MFC's knowledge, threatened against MFC, before any court or other Official Body having jurisdiction over MFC or its properties (i) asserting the invalidity of this Agreement or any of the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by MFC of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents,
         (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder or under the Receivables Financing Agreement or Security Agreement and do not require any action by or require the consent or approval of or the filing of any notice with any Official Body or any other Person other than the filing of financing statements in appropriate offices or (v) that could reasonably be expected to have a material adverse effect on the Receivables.

                  Chief Executive Office. The chief executive office of MFC is located at 100 Field Drive, Suite 340, Lake Forest, Illinois 60045.

                  No Adverse Selection. No selection procedures adverse to the parties hereto or to the Secured Parties have been utilized in selecting the Receivables from all other similar Receivables owned by MFC.

                  Solvency. MFC shall not be insolvent on any Transfer Date and no Conveyance will cause MFC to become insolvent.

                  No Consents. MFC is not required to obtain the consent of any other Person which has not been obtained, or any consent, license, approval or authorization of, or registration or declaration with, any Official Body in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

                  Compliance With Laws. MFC has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties and all Receivables.

                  Taxes. MFC has filed on a timely basis all tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person (except for those affiliates included in MFN's consolidated returns) and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from MFC. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax,



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

         assessment or other governmental charge. Any taxes, fees and other governmental charges payable by MFC in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due at or prior to the Closing Date.

                  Financial or Other Condition. There has been no material adverse change in the condition (financial or otherwise), business, operations, results of operations, or properties of MFC since March 1, 2001.

                  Investment Company Status. MFC is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  No Trade Names. MFC has no trade names, fictitious names, assumed names or "doing business as" names.

                  Investments. MFC does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than the Purchaser.

                  Representation and Warranties True and Correct. Each of the representations and warranties of MFC contained in this Agreement and the other Transaction Documents is true and correct in all material respects and MFC hereby makes each such representation and warranty to, and for the benefit of, the Collateral Agent and the Purchaser as if the same were set forth in full herein.

                  Transaction Documents. Neither MFC nor any Affiliate party thereto is in default of any of its obligations under the Transaction Documents in any material respect. Upon the purchase and/or contribution of each Receivable pursuant to this Agreement, the Purchaser shall be the lawful owner of, and have good title to, such Receivable and all assets relating thereto, free and clear of any Liens. All such assets are transferred to the Purchaser without recourse to MFC except as described herein. The purchases of such assets by the Purchaser constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Purchaser constitute valid and true transfers for consideration, each enforceable against creditors of MFC, and no such assets shall constitute property of MFC.

                  Ownership of MFC. All of the membership interests of MFC are owned, either directly or indirectly, by the Contributing Subsidiaries or their respective successors or Affiliates.



                             COVENANTS OF THE SELLER

         Liens in Force. The Financed Vehicle securing each Receivable shall not be released by the Seller in whole or in part from the security interest granted under the related Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein



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or the Transaction Documents and the Seller shall not take or permit any action inconsistent with the foregoing.

         No Impairment. The Seller shall do nothing to impair the rights of the Purchaser or the Secured Parties in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or any other property or interest comprising the Other Conveyed Property.

         No Amendments. The Seller shall not take or permit any action to extend or otherwise amend the terms of any Receivable, except in accordance with the Transaction Documents.

         Restrictions on Liens. The Seller shall not: (i) create or incur or agree to create or incur, or consent to cause (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables or of any Other Conveyed Property except for the Lien in favor of the Purchaser and the Collateral Agent as assignee thereof, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables or to any Other Conveyed Property, except in each case any such instrument solely securing the rights and preserving the Lien of the Purchaser and the Collateral Agent as assignee thereof. The Seller will take no action to cause any Receivable to be evidenced by an instrument (as such term is defined in the relevant UCC).

         Preservation of Collateral. MFC will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such instruments of transfer or take such other steps or actions as may be necessary, or required by the Purchaser or the Collateral Agent or the Agent, to effect the Conveyance, to perfect the security interest granted in the Receivables and the Other Conveyed Property to the Collateral Agent on behalf of the Secured Parties, to ensure that such Conveyance and security interest ranks prior to all other Liens and to preserve the priority of such Conveyance and security interest and the validity and enforceability thereof.

         Preservation of Existence. MFC shall observe all procedures required by its organizational documents and operating agreement and preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of organization, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially adversely affect (1) the interests hereunder of the Collateral Agent or any Affected Person, (2) the collectibility of any Receivable or (3) its ability to perform its obligations hereunder or under any of the other Transaction Documents.

         Separate Existence. MFC shall take all reasonable steps (including, without limitation, all steps that the Agent may from time to time reasonably request) to maintain MFC's identity as a separate legal entity from the Purchaser and to make it manifest to third parties that MFC is an entity with assets and liabilities distinct from those of the Purchaser and each other Affiliate thereof. Without limiting the generality of the foregoing, MFC shall:



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                  account for and manage its liabilities separately from those of the Purchaser, including, without limitation, payment of all payroll and other administrative expenses and taxes from its own assets (it being understood, however, that Borrower is a "disregarded entity" for tax purposes);

                  maintain its assets separately from the Purchaser;

                  maintain offices through which its business is conducted separate from those of the Purchaser (provided that, to the extent that the Servicer and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs and expenses among them, and each such entity shall bear its fair share of such expenses);

                  not commingle its funds with those of the Purchaser except to the extent contemplated herein or in the Receivables Financing Agreement, or use its funds for other than the MFC's uses; and

                  ensure that any financial reports required of MFC shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared by the Purchaser.

         Documents. MFC shall comply with each of the terms of the Transaction Documents to which it is party (in any capacity) and shall not cancel or terminate any of the Transaction Documents to which it is party or subject (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party or subject (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, unless (in each case) the Agent shall have consented thereto.

         Sales, Liens, Etc. Against Membership Interests. The Seller shall not, except as otherwise provided herein or in the Membership Pledge Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any lien upon or with respect to, its membership interests in the Purchaser.



                                   REPURCHASES

         Repurchase Upon Breach of Warranty. Upon the occurrence of a Repurchase Event, MFC shall (unless the breach which is the subject of such Repurchase Event shall have been cured in all material respects by the last day of the second Determination Date after such breach), repurchase the Receivable or Receivables affected thereby from the Purchaser and, simultaneously with the repurchase of the Receivable, MFC shall deposit the Purchase Amount in full, without deduction or offset, to the Collection Account, pursuant to Section 8.18 of the Receivables Financing Agreement. The provisions of this Section 5.1 are intended to grant the Collateral Agent and the Agent a direct right against MFC to demand performance hereunder,



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and in connection therewith, MFC waives any requirement of prior demand against
Purchaser with respect to such repurchase obligation. Any such repurchase shall take place in the manner specified in Section 8.7 of the Receivables Financing Agreement. Notwithstanding any other provision of this Agreement or the Receivables Financing Agreement to the contrary, the obligation of MFC under this Section shall not terminate upon a termination of MFC as Servicer under the Receivables Financing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or Purchaser to perform any of their respective obligations with respect to such Receivable under the Receivables Financing Agreement.

         Reassignment of Purchased Receivables. Upon deposit in the Collection Account of the Purchase Amount of any Receivable repurchased by MFC under
Section 5.1 hereof, Purchaser (at MFC's expense) shall take such steps as may be reasonably requested by MFC in order to assign to MFC all of Purchaser's and the Collateral Agent's right, title and interest in and to such purchased Receivable and all security and documents and all Other Conveyed Property conveyed to Purchaser and the Collateral Agent directly relating thereto, without recourse, representation or warranty, except as to the absence of Liens created by or arising as a result of actions of Purchaser or the Collateral Agent. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Receivable, in any enforcement suit or legal proceeding, it is held that MFC may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, Purchaser and the Collateral Agent shall, at the expense of MFC, take such steps as MFC deems reasonably necessary to enforce the Receivable, including bringing suit in Purchaser's or in the Collateral Agent's name.

         Waivers. No failure or delay on the part of Purchaser, or the Collateral Agent as assignee of Purchaser, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.



                              CONDITIONS PRECEDENT

         Conditions Precedent to each Sale. Each sale and/or contribution of Receivables shall be subject to the conditions precedent that:

                  the Effective Date under the Receivables Financing Agreement shall have occurred and, unless the Receivables are to be contributed to the Purchaser, the conditions to the making of the related Advance pursuant to Section 7.2 and/or 7.3 (as the case may be) of the Receivables Financing Agreement shall have been satisfied or waived.

                  the Seller shall, to the extent required by Section 8.2 of the Receivables Financing Agreement, have deposited in the Collection Account all collections received after the Relevant Cutoff Date with respect to the Receivables to be sold on such Transfer Date;

                  the Seller shall take any action (including, but not limited to, the filing of appropriate UCC financing statements) required to perfect the ownership interest of the Purchaser in the Receivables and the Other Conveyed Property (provided, however, that the Seller shall make such filings as promptly as possible and in no event later than the third Business Day following the respective Receivables Transfer Date and shall promptly provide to each of the Purchaser and the Collateral Agent and the Agent a copy of a stamped acknowledgement copy thereof); and

                  such sale or contribution shall be reflected on the books and records of the Borrower pursuant to Section 2.2.



                                  MISCELLANEOUS

         Liability of Seller. Seller shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by the Seller and the representations and warranties of the Seller.

         Merger or Consolidation of the Seller. Any corporation or other entity
(i) into which the Seller may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Seller is a party or (iii) succeeding to the business of the Seller shall execute an agreement of assumption to perform every obligation of the Seller under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Seller hereunder (without relieving the Seller of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further action by any of the parties to this Agreement; provided, however, that any such merger or consolidation is subject in all respects to the restrictions set forth in its articles of incorporation and the consent of the Agent (which consent shall not be unreasonably withheld).

         Limitation on Liability of the Seller and Others. The Seller and any director, officer, employee or agent thereof may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement or its Transaction Documents.

         Amendment.

                  This Agreement may be amended by the Seller and Purchaser (with the consent of the Agent) without the consent of the Collateral Agent (i) to cure any ambiguity (ii) to correct any provisions in this Agreement or (iii) at any such time as the Receivable Financing Agreement has been terminated and no longer in effect; provided, however, that such action shall not adversely affect the interests of any Secured Party.

                  This Agreement may also be amended from time to time by the Seller and Purchaser with the consent of the Collateral Agent and the Agent, in accordance with the Receivables Financing Agreement.

         Notices. All demands, notices and communications to the Seller or Purchaser hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of the Seller, to Mercury Finance Company LLC, 100 Field Drive, Suite 340, Lake Forest, Illinois 60045, Attention:
Treasurer, or (b) in the case of Purchaser, to MFN Funding LLC, 100 Field Drive, Suite 340, Lake Forest, Illinois 60045, Attention: Treasurer, or such other address as shall be designated by a party in a written notice delivered to the other party or to the Collateral Agent, as applicable.

         Merger and Integration. Except as specifically stated otherwise herein, this Agreement and Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Intention of the Parties. The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and Purchaser that they intend that the assignments and transfers herein contemplated constitute a sale and/or contribution, transfer and assignment outright, and not for security, of the Receivables and the Other Conveyed Property, conveying good title thereto free and clear of any Liens, from the Seller to Purchaser, and that the Receivables and the Other Conveyed Property shall not be a part of the Seller's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, the Seller. In the event that such conveyance is determined to be made as security for a loan made by Purchaser or the Secured Parties to the Seller, the parties intend that the Seller shall have granted to Purchaser a security interest in all of the Seller's right, title and interest in and to the Receivables and the Other Conveyed Property conveyed pursuant to Section 2.1 hereof, and that this Agreement shall constitute a security agreement under applicable law.

         Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

         Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         Conveyance of the Receivables and the Other Conveyed Property to the Collateral Agent. The Seller acknowledges that Purchaser intends, pursuant to the Receivables Financing Agreement and the Security Agreement, to pledge the Receivables and the Other Conveyed Property, together with its rights under this Agreement, to the Collateral Agent on the Transfer Dates. The Seller acknowledges and consents to such conveyance and pledge and waives any further notice thereof and covenants and agrees that the representations and warranties of Seller contained in this Agreement and the rights of Purchaser hereunder are intended to benefit the Agent, the Collateral Agent and the Secured Parties. In furtherance of the foregoing, the Seller covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Collateral Agent and the Secured Parties and that, notwithstanding anything to the contrary in this Agreement, the Seller shall be directly liable to the Collateral Agent and the Secured Parties, and that the Collateral Agent and the Agent may enforce the duties and obligations of the Seller under this Agreement against the Seller for the benefit of the Secured Parties and the Collateral Agent.

         Nonpetition Covenant. Neither the Purchaser nor the Seller (in its capacity as a creditor of MFN Funding) shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against MFN Funding or the Collateral Agent under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of MFN Funding or the Collateral Agent or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of MFN Funding or the Collateral Agent. This Section 7.12 shall be continuing and shall survive any termination of this Agreement.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

                                                     MFN FUNDING LLC,
                                                                    as Purchaser



                                                     By:  /s/ Randal O. Roan
                                                                 Name: Randal O.
                                                     Roan
                                                                Title: President



                                                    MERCURY FINANCE COMPANY LLC,
                                                                       as Seller



                                                     By:   /s/ Mark Dapier
                                                                      Name: Mark
                                                     Dapier
                                                                Title: President



                                                     WELLS FARGO BANK MINNESOTA,
                                                     NATIONAL ASSOCIATION,
                                                             as Collateral Agent



                                                    By: /s/ Marianna C. Stershic
                                                                  Name: Marianna
                                                     C.  Stershic
                                                                     Title: Vice
                                                     President

                                                                       EXHIBIT A
                                                                       ---------

                               FORM OF SUPPLEMENT

                  ASSIGNMENT No. [ ] made this day of , 200 , among Mercury Finance Company LLC, a Delaware limited liability company (the "Seller"), and MFN Funding, a Delaware limited liability company (the "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the Seller wishes to sell and/or contribute Receivables to the Purchaser; and

                  WHEREAS, the Purchaser is willing to purchase or acquire as a contribution such Receivables subject to the terms and conditions hereof.

                  NOW, THEREFORE, the Purchaser and the Seller hereby agree as follows:

                           Defined Terms. Capitalized terms used herein shall
                  have the meanings ascribed to them in the Sale and Contribution Agreement, dated as of March 1, 2001 (the "Sale and Contribution Agreement"), unless otherwise defined herein.

                  "Relevant Cutoff Date" shall mean, with respect to the Receivables sold and/or contributed hereby, , 200 .

                  "Transfer Date" shall mean, with respect to the Receivables assigned hereby, the date hereof.

                           Schedules of Receivables. Annexed hereto is Schedule
                  A (in the form of an electronic tape) from the Seller listing the Receivables sold and/or contributed by it pursuant to this Supplement on the Transfer Date.

                           Sale and/or Contribution of Receivables. (A) The
                  Seller does hereby sell and/or contribute, transfer, assign, set over and otherwise convey to the Purchaser (the "Assignment"), without recourse (except as expressly provided in the Sale and Contribution Agreement), all right, title and interest of the Seller in and to:

         the Receivables listed in Schedule A (or on the electronic tape submitted with this supplement) hereto and all monies paid or payable thereon on and after the Relevant Cutoff Date;

         the security interests in the related Financed Vehicles granted by Obligors pursuant to such Receivables and any other interest of the Seller in such Financed Vehicles;

         all proceeds and all rights to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies or Collateral Insurance (if any), covering Financed Vehicles or Obligors;

         all rights of the Seller (x) against Dealers pursuant to Dealer Agreements or Dealer Assignments and (y) against third party lenders pursuant to the related purchase agreements with the Seller with respect to any Receivable;

         all rights under any service contracts on the related Financed
Vehicles;

         the related Receivables Files; and

         all proceeds of any and all of the foregoing.

                                    The     Assignment is in consideration of
                                            the Purchaser's delivery to or upon
                                            the order of the Seller of the
                                            purchase price proceeds set forth in
                                            Schedule A and an increase in the
                                            Purchaser's capital account in an
                                            amount equal to the amount set forth
                                            on Schedule A.

                           Representations and Warranties of the Seller. The
                  Seller hereby represents and warrants to the Purchaser as of the Transfer Date that:

                                    Sale    and Contribution Agreement. The
                                            representations and warranties set
                                            forth in the Sale and Contribution
                                            Agreement are true and correct and
                                            any representation in the Sale and
                                            Contribution Agreement that relates
                                            to Receivables or Other Conveyed
                                            Property is true and correct and
                                            made with respect to the related
                                            Receivables and Other Conveyed
                                            Property sold and/or contributed
                                            pursuant to Section 3 hereof.

                                    Principal Balance. As of the Relevant Cutoff
                                            Date, the aggregate face amount of
                                            the Receivables sold and contributed
                                            to the Borrower under this
                                            Supplement is set forth or listed on
                                            Schedule A (or in the electronic
                                            tape submitted with this
                                            Supplement).

                           Conditions  Precedent.  The  obligation of the
                  Purchaser to acquire the Receivables hereunder is subject to the satisfaction, on or prior to the Transfer Date, of the following conditions precedent:

                                    Representations and Warranties. Each of the
                                            representations and warranties made
                                            by the Seller in Section 4 of this
                                            Supplement and in Section 3.1 of the
                                            Sale and Contribution Agreement
                                            shall be true and correct with
                                            respect to the property sold and/or
                                            contributed pursuant to Section 3
                                            hereof as of the Transfer Date.

                                    Sale    and Contribution Agreement
                                            Conditions. Each of the conditions
                                            set forth in Section 6.1 of the Sale
                                            and Contribution Agreement shall
                                            have been satisfied with respect to
                                            the property sold pursuant to
                                            Section 3 hereof.

                                    Additional Information. The Seller shall
                                            have delivered to the Purchaser such
                                            information as was reasonably
                                            requested by the Purchaser to
                                            satisfy itself as to the
                                            satisfaction of the conditions set
                                            forth in this Section 5.

                           Ratification of Agreement. As supplemented by this
                  Supplement, the Sale and Contribution Agreement is in all respects ratified and confirmed and the Sale and Contribution Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

                           Counterparts. This Supplement may be executed in two
                  or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

                           GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN
                  ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Supplement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                                                MFN FUNDING LLC,
                                                                    as Purchaser



                                                     By
                                                          Name:
                                                          Title:



                                                    MERCURY FINANCE COMPANY, LLC
                                                          as Seller



                                                     By
                                                          Name:
                                                          Title:
Acknowledged:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
     solely in its capacity as Collateral Agent


By___________________________________________________
     Name:
     Title:

                                                        SCHEDULE A TO SUPPLEMENT
                                                        ------------------------